UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California	92610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendments

On March 1, 2022, the board of directors (the “Board”) of Biolase, Inc. (the “Company”) adopted the Eighth Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. The Bylaws, among other things:

•	Provide for virtual stockholder meetings and electronic notice of shareholder meetings;

•	Provide that the Board may postpone, reschedule or cancel any annual or special meeting of stockholders;

•

Add procedures relating to the adjournment of stockholder meetings, as well as provide that the chairperson of a stockholder meeting shall have the power to adjourn the meeting, whether or not a quorum is present;

•	Clarify that shares of the Company’s stock held by the Company are not be entitled to vote and are not counted for quorum purposes (except where the Company holds stock in a fiduciary capacity);

•

Modify the quorum requirement such that presence, in person or by proxy, of the holders of one-third of the voting power of the shares of capital stock issued and outstanding and entitled to vote (rather than the majority of the aggregate number of shares of each class of capital stock issued and outstanding and entitled to vote) constitutes a quorum for the transaction of business at a stockholder meetings provided, however, that at least one-third of the issued and outstanding shares of Company common stock, par value $0.001 per share (“Common Stock”), entitled to vote at the meeting be present (in person or by proxy) if the holders of Common Stock are entitled to vote on any matter submitted to stockholders at the meeting;

•

Specify that, except with respect to the election of directors, at any meeting of stockholders at which quorum is present, the affirmative vote of a majority in voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders with respect to the matter voted upon;

•	Provide that the size of the Board not be less than three nor more than nine directors;

•	Provide that the Chairman of the Board is a director position, rather than an officer position;

•	Eliminate the provisions relating to an Executive Vice Chairman of the Board;

•

Eliminate the requirement that the approval of two-thirds of the directors then serving on the Board be required in order for the Company to offer, sell or issue shares of common stock, preferred stock or securities convertible into or exchangeable or exercisable for shares of common stock or preferred stock;

•	Eliminate the provision pertaining to certain litigation costs; and

•

Eliminate the requirement that two-thirds of the directors approve the appointment or removal of the Chair of the Nominating and Corporation Governance Committee or the Chair of the Compensation Committee.

The foregoing summary of the changes effected by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Series G Preferred Stock

On March 1, 2022, the Board, declared a dividend of one one-thousandth of a share of Series G Preferred Stock, par value $0.001 per share (“Preferred Stock”), for each outstanding share of Common Stock to stockholders of record at 5:00 p.m. Eastern Time on March 25, 2022 (the “Record Date”).

General; Transferability. Shares of Series G Preferred Stock will be uncertificated and represented in book-entry form. No shares of Series G Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series G Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Preferred Stock will entitle the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Preferred Stock will vote together with the outstanding shares of Common Stock of the Company as a single class exclusively with respect to any proposal to adopt an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment (the “Reverse Stock Split”). The Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split, the vote of each share of Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split will be cast in the same manner as the vote, if any, of the share of Common Stock in respect of which such share of Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split or such other matter, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Preferred Stock (or fraction thereof) held by such holder. Holders of Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Preferred Stock on the Reverse Stock Split or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split.

Dividend Rights. The holders of Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Preferred Stock will rank senior to the Common Stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.001 per outstanding share of Preferred Stock.

Redemption. All shares of Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Preferred Stock (the “Initial Redemption”). Any outstanding shares of Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing the Reverse Stock Split.

Each share of Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.01 in cash for each ten whole shares of Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the certificate of designation with respect to the Preferred Stock (the “Certificate of Designation”)) thereof as of immediately prior to the applicable redemption time and redeemed pursuant to such redemption. However, the redemption consideration in respect of the shares of Preferred Stock (or fractions thereof) redeemed in any redemption described above: (i) will entitle the former beneficial owners of less than ten whole shares of Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (y) will, in the case of a former beneficial owner of a number of shares of Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of ten, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of ten (such, that for example, the former beneficial owner of 25 shares of Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 20 shares of Preferred Stock redeemed pursuant to such redemption).

The Preferred Stock is not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred Stock has no stated maturity and is not be subject to any sinking fund. The Preferred Stock is not subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on March 1, 2022. The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Certificate of Elimination

On March 1, 2022, the Company filed with the Delaware Secretary of State a Certificate of Elimination to the Certificate of Incorporation which, effective upon filing, eliminated all matters set forth in the applicable Certificates of Designations with respect to the Company’s Series D Participating Convertible Preferred Stock, Series E Participating Convertible Preferred Stock and Series F Convertible Preferred Stock. The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, which is filed as Exhibit 3.3 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2022, the Company issued a press release announcing the Preferred Stock dividend. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits:

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws

3.2	Certificate of Designation of the Series G Preferred Stock of the Company, dated March 3, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 3, 2022, File No. 000-19627)

3.3	Certificate of Elimination

99.1	Press Release issued by the Company on March 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: March 3, 2022	By:	/s/ John R. Beaver
John R. Beaver
President and Chief Executive Officer